SALBERG & COMPANY, P.A.
Certified Public Accountants and Consultants

June 3, 2020

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Global Boatworks Holdings, Inc.
File Reference No. 333-205604

We were previously the independent registered public accounting firm for Global Boatworks Holdings, Inc. and under the date of April 16, 2019, we reported on the consolidated financial statements of Global Boatworks Holdings, Inc. and Subsidiary, as of December 31, 2018 and 2017, and for each of the two years in the period ended December 31, 2018.

Effective May 28, 2020 we were dismissed as the independent registered public accounting firm. We have read Global Boatworks Holdings, Inc.'s disclosures included in Item 4.01 "Changes in Registrant's Certifying Accountant" on Global Boatworks Holdings, Inc.'s Form 8-K dated May 28, 2020 to be filed with the Securities and Exchange Commission and we agree with such statements as they pertain to Salberg & Company, P.A.

Very truly yours,

SALBERG & COMPANY, P.A.